UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2005

Date of Report (Date of earliest event reported)

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50373	80-0025175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 HILL AVENUE NW
FORT WALTON BEACH, FLORIDA
32548
(Address of principal executive offices)(Zip Code)

(850)-796-0909
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

See disclosure in Item 2.01 below.

Item 2.01  Completion of Acquisition or Disposition of Assets.

Effective February 1, 2005, Spectrum Sciences & Software Holdings Corp. (the “Company”) acquired all of the outstanding capital stock of M&M Engineering Limited, a corporation organized under the laws of the Province of Newfoundland and Labrador, Canada, from  EnerNorth Industries Inc., a corporation organized under the laws of the Province of Ontario, Canada (“EnerNorth”), pursuant to a Share Purchase Agreement (the “Purchase Agreement”) dated as of the same date.  The purchase price for the capital stock of M&M was Cdn. $7,361,999 (US $5,958,801.99) in cash.  Pursuant to the Purchase Agreement, M&M redeemed 1,000 of its preferred shares held by EnerNorth for Cdn. $1,000,000 (US $809,400) immediately prior to the closing of the acquisition and issued the same number of preferred shares to the Company for Cdn. $1,000,000 (US $809,400).  On February 2, 2005, the Company and EnerNorth entered into a letter agreement (the “Letter Agreement”) pursuant to which the parties agreed that Cdn. $250,000 of the purchase price for the capital stock of M&M will be held in escrow pending the determination by EnerNorth of the working capital of M&M as of February 1, 2005, which determination is to be made no later than March 3, 2005.  Once EnerNorth makes such determination, the purchase price may be reduced in accordance with the Purchase Agreement, in which case the escrowed funds, or a portion thereof, would be released to the Company and, to the extent, if any, that the purchase price reduction exceeded the escrowed funds, a portion of the purchase price equal to any such excess would be returned to the Company by EnerNorth.

A copy of the Purchase Agreement and Letter Agreement are attached hereto as exhibits and are incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On February 7, 2005, the Company announced in a press release that the Company entered into the Purchase Agreement and completed the transactions contemplated thereby.  A  copy of the Company’s press release is attached hereto as an exhibit and is incorporated herein by reference.

The disclosure made pursuant to this Item 7.01 of this Current Report and the attached exhibit is furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. Requisite financial statements will be filed by amendment to this Current Report within the period permitted under applicable regulations.
(b) Pro Forma Financial Information. Requisite pro forma financial information will be filed by amendment to this Current Report within the period permitted under applicable regulations.
(c) Exhibits
The following exhibits are furnished as part of this current report:
Exhibit No	Description
2.1	Share Purchase Agreement, dated as of February 1, 2005, by and among Spectrum Sciences & Software Holdings Corp., EnerNorth Industries Inc. and M&M Engineering Limited.
2.2	Letter Agreement, dated as of February 2, 2005, by and between Spectrum Sciences & Software Holdings Corp. and EnerNorth Industries Inc.
99.1	Press release of the Company, dated February 7, 2005.

* The schedules to this document are not being filed herewith.  The Company agrees to furnish supplementally a copy of any such schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.

Date: February 7, 2005	By: /s/ Nancy C. Gontarek.
Name: Nancy C. Gontarek Title: Executive Vice President, CFO and Secretary

EXHIBIT INDEX

Exhibit No	Description
2.1	Share Purchase Agreement, dated as of February 1, 2005, by and among Spectrum Sciences & Software Holdings Corp., EnerNorth Industries Inc. and M&M Engineering Limited.
2.2	Letter Agreement, dated as of February 2, 2005, by and between Spectrum Sciences & Software Holdings Corp. and EnerNorth Industries Inc.
99.1	Press release of the Company, dated February 7, 2005.

* The schedules to this document are not being filed herewith.  The Company agrees to furnish supplementally a copy of any such schedule to the Securities and Exchange Commission upon request

EXHIBIT 2.1

SHARE PURCHASE AGREEMENT

THIS AGREEMENT made the 1st day of February, 2005.

B E T W E E N:

ENERNORTH INDUSTRIES INC.

a corporation organized and existing under the laws of the Province of Ontario,

(hereinafter referred to as the "Vendor")

OF THE FIRST PART

- and -

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.,

a corporation organized and existing under the laws of the State of Delaware,

(hereinafter referred to as the "Purchaser")

OF THE SECOND PART

- and -

M&M ENGINEERING LIMITED,

a corporation organized and existing under the laws of the Province of Newfoundland and Labrador,

(hereinafter referred to as the "Corporation")

OF THE THIRD PART

WHEREAS:

(1)

The Vendor is the registered and beneficial owner of 274 common shares, being all the issued and outstanding common shares, and 3,857 preferred shares in the capital of the Corporation which it wishes to sell;

(2)

The Purchaser wishes to purchase the said issued and outstanding shares in the capital of the Corporation owned by the Vendor, all upon and subject to the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto) the parties make the agreements and acknowledgments hereinafter set forth:

ARTICLE I
INTERPRETATION

1.1

Definitions - Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them as follows:

(a)

"Agreement" means this Share Purchase Agreement and all instruments supplemental hereto or in amendment or confirmation hereof; "hereof", "hereto", and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article or Section; "Article", "Section", "paragraph" or "clause" means and refers to the specified article, section, paragraph or clause of this Agreement;

(b)

"Balance Sheet" means the balance sheet of the Corporation as at June 30, 2004 prepared in accordance with Canadian GAAP, forming part of the Financial Statements;

(c)

"Business" means the business presently and heretofore carried on by the Corporation consisting of construction, mechanical contracting and steel fabrication in Atlantic Canada;

(d)

"Business Day" means a day other than a Saturday, Sunday or any other day on which the principal commercial banks located at the City of Toronto are not open for business during normal banking hours;

(e)

"Canadian GAAP" means financial information prepared on a consistent basis in accordance with the Canadian Institute of Chartered Accountant's Handbook and following the same accounting policies and methods of computation as the audited consolidated financial statements of the Corporation for the year ended June 30, 2004.

(f)

"Closing" means the completion of the sale and purchase of the Purchased Shares hereunder by the transfer and delivery of documents of title thereto and the payment of the purchase price therefor as contemplated herein;

(g)

"Closing Date" means the 26th of January, 2005, or such other date as the parties hereto may agree as to the date upon which the Closing shall take place;

(h)

"Closing Time" means 3:00 o'clock in the afternoon on the Closing Date or such other time on the Closing Date as the parties hereto may agree as to the time on the Closing Date which the Closing shall take place;

(i)

"Financial Statements" means (i) the audited consolidated financial statements of the Corporation for the fiscal year ended June 30, 2004 prepared in accordance with Canadian GAAP, consisting of the Balance Sheet and the statements of income, retained earnings and source and application of funds and all notes thereto as reported upon by Messrs. BDO Dunwoody, LLP, Chartered Accountants, and (ii) the unaudited interim consolidated financial statements of the Corporation for the six months ended December 31, 2004 prepared in accordance with Canadian GAAP, consisting of the Balance Sheet and the statements of income, retained earnings and sources and application of funds,  copies of which are annexed as Schedule 4.1(k);

(j)

"Port-aux-Basque Properties" means 10915 Newfoundland Limited and 11123 Newfoundland Limited, each of which is 100% owned by the Corporation, and each of which holds real property with a building situated on each property having a book value of $1 and $100,000 respectively, as more fully described in Schedule 4.1(p);

(k)

"Purchased Shares" means 274 common shares representing all of the issued and outstanding shares in the capital of the Corporation and 2,857 preferred shares, being the issued and outstanding preferred shares in the capital of the Corporation held by the Vendor, after giving effect to the retraction contemplated by Section 3.2(a) hereof;

(l)

"Shareholder Approval" means the approval of the sale of the Purchased Shares by a majority of at least 66 2/3 % of the votes cast at a meeting of the shareholders of the Vendor scheduled for January 26, 2005;

(m)

"Subsidiary" means, with respect to the Corporation, any corporation the shares, to which are attached more than 50% of the voting rights ordinarily exercisable at meetings of the shareholders of such corporation, of which are beneficially owned, directly or indirectly, by the Corporation; and

(n)

"Working Capital" means, all current assets less all current liabilities, excluding non-cash future tax accruals, prepared in accordance with Canadian GAAP.

1.2

Headings - The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3

Number - In this Agreement and unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa, words importing the neuter gender shall include the masculine and feminine genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

1.4

Accounting Principles - Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles.

1.5

Schedules - The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

Schedule	4.1(g)	-	Articles of Incorporation, and Issued Share Capital of Subsidiaries
Schedule	4.1(h)	-	Authorized Share Capital
Schedule	4.1(k)	-	Financial Statements
Schedule	4.1(l)	-	Undisclosed Liabilities
Schedule	4.1(p)	-	Port-aux-Basque Properties
Schedule	4.1(q)	-	Manufacturing Equipment, Tools and Equipment, Office Equipment and Vehicles
Schedule	4.1(r)	-	Equipment under Capital Leases
Schedule	4.1(s)	-	Intellectual Property and Related Documents
Schedule	4.1(u)	-	Leases and Licences of Real Property
Schedule	4.1(v)	-	Real Property
Schedule	4.1(x)	-	Employees, Officers and Directors
Schedule	4.1(y)	-	Employment, Employee Benefit, Pension, Group Insurance and Other Similar Agreements and Plans
Schedule	4.1(z)		Union Contract
Schedule	4.1(ee)	-	Litigation
Schedule	4.1(gg)	-	Bank Accounts and Powers of Attorney
Schedule	4.1(ii)	-	Tax Data
Schedule	4.1(kk)	-	Insurance
Schedule	4.1(ll)	-	Bonds, Debentures, Guarantees, Encumbrances, Demand Loans, Notes and Long Term Indebtedness
Schedule	4.1(mm)	-	Non-Arm's Length Contracts, Agreements or other Arrangements
Schedule	4.1(nn)	-	Payments and Loans with Directors, Officers, etc.
Schedule	4.1(ss)	-	Other Material Contracts, Agreements and Documents
Schedule	8.4(n)	-	Opinion of Counsel for the Vendor and the Corporation
Schedule	8.4(o)	-	Form of Release
Schedule	8.5(c)	-	Opinion of Counsel for the Purchaser

1.6

Currency - All payments required hereunder to be made and all currency mentioned herein shall be in and refer to Canadian dollars.

1.7

Reference to Statutes - All references contained in this Agreement to a statute shall be deemed to be made to such statute as now enacted or as the same may from time to time be amended, re-enacted or replaced, and in the case of any such amendment, re-enactment or replacement, such reference herein to a provision of such statute shall be read as a reference to such amended, re-enacted or replaced provision.

ARTICLE II
DEPOSIT

2.1

Deposit - Concurrently with the execution hereof the Purchaser shall deliver to the Vendor a refundable deposit in the amount of Five Hundred Thousand Dollars ($500,000) in the form of a certified cheque or bank draft made payable to WeirFoulds LLP, in trust, such deposit to be held pending Closing and, in the event of the completion of the transaction, to be applied on Closing in satisfaction of an equivalent amount of the purchase price payable in respect of the Purchased Shares hereunder.

2.2

Refund of Deposit - If the transaction of purchase and sale is not completed for any reason other than the default of the Purchaser, the full amount of the said deposit shall be returned forthwith by the Vendor to the Purchaser, without interest.

2.3

Forfeiture of Deposit - If the transaction of purchase and sale is not completed by reason of the default of the Purchaser hereunder, the full amount of the said deposit shall thereupon be forfeited to become the property of and be retained by the Vendor as liquidated damages and not as a penalty.

2.4

Exclusive Remedy of Vendor - The forfeiture of the deposit by the Purchaser shall be the exclusive remedy which the Vendor may have against the Purchaser in respect of such default by the Purchaser.

ARTICLE III
PURCHASE AND SALE

3.1

Action by Vendor and Purchaser - Subject to the terms and conditions of this Agreement, at the Closing Time:

(a)

Purchase Price - The Vendor shall sell and the Purchaser shall purchase the Purchased Shares for an aggregate purchase price of Seven Million, Three Hundred and Sixty-One Thousand Nine Hundred and Ninety-Nine Dollars ($7,361,999).

(b)

Delivery of Certificates, etc. - The Vendor shall deliver to the Purchaser at the Closing certificates or documents of title or other evidences of ownership of the Purchased Shares to be sold and purchased hereunder duly endorsed for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank, in either case by the holders of record thereof, with the signatures thereon guaranteed by a Canadian bank or trust company or a firm having membership in The Toronto Stock Exchange or otherwise guaranteed to the satisfaction of the Purchaser, all in form and substance sufficient to permit the recording or registration of the Purchaser as the new owner of record of the Purchased Shares in compliance with all applicable requirements, provisions and procedures relating to the recording or registration of such ownership. The Vendor shall also deliver to the Purchaser certified copies of the resolutions of the board of directors and shareholders of the Vendor, as the case may be, required to approve the transfer of the Purchased Shares by the Vendor to the Purchaser.

(c)

Payment to the Vendor - The Purchaser shall pay the balance of the purchase price, namely the sum of Six Million, Eight Hundred and Sixty-One Thousand Nine Hundred and Ninety-Nine Dollars ($6,861,999) to or to the order of the Vendor, by certified cheque or bank draft made payable in lawful money of Canada, delivered to or to the order of the Vendor at the Closing Time.

3.2

Adjustments to Purchase Price – The Purchase Price provided for in Section 3.1 of this Agreement will be adjusted as follows:

(a)

Retraction of Preferred Shares – On Closing, the Vendor shall cause the Corporation to redeem or retract One Million Dollars ($1,000,000) of Preferred Shares that it holds in the capital stock of the Corporation.

(b)

Purchase of Preferred Shares by the Purchaser – On Closing the Purchaser shall subscribe for One Million Dollars ($1,000,000) of Preferred Shares in the capital stock of the Corporation.

(c)

Working Capital – At Closing, after giving effect to the Preferred Share retraction and subscription described in subsections 3.2(a) and 3.2(b) above, the Corporation shall have Working Capital of not less than Three Million, Eight Hundred Thousand Dollars ($3,800,000) in the aggregate. To the extent that the Working Capital is less than Three Million, Eight Hundred Thousand Dollars ($3,800,000) (the "Working Capital Deficiency"), the Working Capital Deficiency shall be subtracted from the Purchase Price provided for in Section 3.1, and the amount payable in subsection 3.1(c) shall be reduced accordingly.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE VENDOR

4.1

The Vendor hereby covenants, represents and warrants to the Purchaser that:

(a)

Right to Sell - The Vendor is the sole registered and beneficial owner of the Purchased Shares, which shares constitute in the aggregate all the issued and outstanding common shares and, after giving effect to Section 3.2(a) and prior to giving effect to Section 3.2(b), 100% of the preferred shares in the capital stock of the Corporation, free and clear of all liens, charges, pledges, security interests, demands, adverse claims, rights, or other encumbrances whatsoever and no person, firm or corporation now has or at Closing will have any right, option, agreement or arrangement capable of becoming an agreement for the acquisition of any of the Purchased Shares or any interest therein from the Vendor.

(b)

Due Authorization, etc. - Each of the Vendor and the Corporation has all necessary corporate power, authority and capacity to enter into this Agreement and the agreements and other instruments contemplated herein and to perform its respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the agreements and other instruments contemplated herein and the consummation of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Vendor and the Corporation.

(c)

Valid and Binding Obligation - This Agreement constitutes and the agreements and other instruments contemplated herein when executed will constitute valid and binding obligations of the Vendor and the Corporation enforceable against each of them in accordance with the terms hereof and thereof subject, however, to limitations with respect to enforcement imposed in connection with laws affecting the rights of creditors generally including, without limitation, applicable bankruptcy, insolvency, moratorium, reorganization or similar laws and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

(d)

Organization and Good Standing of Vendor - The Vendor is a corporation duly incorporated and organized, validly existing, in good standing and is up to date in all of the filings and registrations required under the laws of the Province of Ontario.

(e)

No Violation - The disposition of the Purchased Shares and the entering into and performance of this Agreement and the agreements and other instruments contemplated herein will not violate, contravene, breach or offend against or result in any default under any security agreement, indenture, mortgage, lease, order, undertaking, licence, permit, agreement, instrument, charter or by-law provision, resolution of shareholders (subject to Shareholder Approval) or directors, statute, regulation, judgment, decree or law to which the Vendor or the Corporation is a party or by which it may be bound or affected and neither the Vendor nor the Corporation are, or will be at Closing, party to or subject to or bound by the terms of any unanimous shareholder agreement that restricts the transfer of shares in the capital of the Corporation. No licenses, agreements or other instruments or documents will terminate or require assignment as a result of the entering into of this Agreement or the consummation of the transactions contemplated hereby.

(f)

Organization and Good Standing of the Corporation - The Corporation is a corporation duly incorporated, duly organized, validly existing, in good standing and is up to date in all of the filings and registrations required under the laws of the Province of Newfoundland and Labrador and has all necessary corporate power, authority and capacity to own or lease its property and assets (including, without limitation, the property and assets shown in the Balance Sheet, with the exception of the assets held as the Port-aux-Basques Properties) and to carry on the Business as presently conducted by it. Neither the nature of the Business nor the location or character of the property owned or leased by the Corporation requires the Corporation to be registered, recorded, licensed or otherwise qualified as an extra- provincial or foreign corporation or to be in good standing in any jurisdiction other than in the Province of Newfoundland and Labrador where it is duly registered, recorded, licensed or otherwise qualified and in good standing for such purpose. No such registration, record, licence or qualification contains any burdensome term, provision, condition or limitation which has or may have an adverse effect on the operation of the Purchased Business.

(g)

Subsidiaries - The Corporation has no Subsidiaries except as set forth in Schedule 4.1(g). Each Subsidiary is a corporation duly incorporated, duly organized and validly existing under the laws of its jurisdiction of incorporation, has all necessary corporate power, authority and capacity to own or lease its property and assets and to carry on the business as presently conducted by it, and is in good standing in each jurisdiction in which the nature of its business or the location or character of the property owned or leased by it makes such qualification necessary. The respective jurisdictions of incorporation of the Subsidiaries, the respective jurisdictions in which each of them is registered, recorded, licensed or otherwise qualified as an extra-provincial or foreign corporation and the shares in the capital of such Subsidiaries authorized, issued, optioned or otherwise agreed to be issued are set forth in Schedule 4.1(g). Any such issued shares (and no more) have been duly and validly allotted and issued and are outstanding as fully paid and non-assessable shares in the capital of the respective Subsidiaries and the Corporation is the registered and beneficial owner of such shares free and clear of all liens, charges, security interests, adverse claims, pledges, demands, rights, and other encumbrances whatsoever (except as disclosed in this Agreement including the Schedules hereto).

(h)

Authorized Capital - The authorized capital of the Corporation   is listed in Schedule 4.1(h).

(i)

Issued Shares - Of the authorized capital of the Corporation, 274 common shares (and no more) have been duly and validly issued and are outstanding as fully paid and non-assessable common shares in the capital of the Corporation, and 3,857 preferred shares (and no more) have been duly and validly issued and are outstanding as fully paid and non-assessable preferred shares in the capital of the Corporation.  The certificates evidencing such shares do not contain any reference to a restriction on the transfer of the Purchased Shares (other than set out in the Articles of Incorporation), a unanimous shareholder agreement, a lien in favour of the Corporation or an endorsement regarding a dissenting shareholder under s.184(ii) of the Business Corporations Act, (Ontario), and bear no restrictive legends. Neither the constating documents or by-laws of the Corporation nor any agreement contain or provide for restrictive legends thereto.

(j)

No Options - No options, warrants, convertible obligations or other rights to purchase or acquire shares or other securities of the Corporation have been authorized, allotted or agreed to be issued or are outstanding.

(k)

Financial Statements - The Financial Statements which are attached hereto as Schedule 4.1(k) including the Balance Sheets, the statements of income, retained earnings and source and application of funds therein contained and the notes thereto are true and correct and have been prepared in accordance with Canadian GAAP applied on a basis consistent with those of preceding periods and present fairly:

(l)

all of the assets, liabilities (whether accrued, determinable, absolute, contingent or otherwise) and the financial condition of the Corporation as at June 30, 2004 and December 31, 2004, respectively; and

(i)

the sales, earnings and results of operations of the Corporation during the period(s) covered by such Financial Statements.

(ii)

Absence of Undisclosed Liabilities - Except to the extent reflected or reserved against in the most recent Balance Sheet (including the notes thereto) or incurred subsequent to the date thereof and disclosed in Schedule 4.1(l) or elsewhere in this Agreement (including the Schedules hereto) and except for unsecured current obligations and liabilities incurred in the ordinary and usual course of the Business and which are not materially adverse to the nature and manner of conducting the Business, or the operations, assets, properties, future prospects or financial condition of the Corporation, the Corporation does not have any outstanding indebtedness or any liabilities or obligations (whether accrued, determinable, absolute, contingent or otherwise) in respect of which the Corporation or the Purchaser may be liable on or after the completion of the transactions contemplated by this Agreement.

(m)

[Intentionally Deleted]

(n)

Tax Matters – Except to the extent reflected in or reserved against in the most recent Balance Sheet, or relating to the Port-aux-Basques Properties, the Corporation is not liable for any Canadian federal, provincial or municipal or local taxes, levies, assessments or other taxes in respect of its income, business or property or for the payment of any tax instalment due in respect of its current taxation year and, except as aforesaid, no such taxes, assessments or penalties are required to be reserved against. The Corporation has duly and completely filed in a timely manner all tax returns required to be filed by it (including all information returns as to which the non-filing or late filing could result in interest or penalties) and has duly paid all taxes due from it to the federal, provincial or local taxing authorities including without limitation, those due in respect of its properties, income, franchises, licences, sales, use of property and payrolls). Other than in relation to the Port-aux-Basques Properties, there are no tax liens upon any of the properties or assets, real, personal or mixed, tangible or intangible, of the Corporation, whether or not recorded or made subject of a lien or public notice. There are no questions relating to, or claims asserted for, taxes or assessments against the Corporation and the Corporation and the Vendor know of no basis for any such question or claim. The Canadian federal revenue tax liability of the Corporation has been reviewed and determined by Revenue Canada for the financial years ending in June 30, 2003 (and all amounts owing thereunder have been paid) and only subsequent financial years are open for assessment or reassessment. The Corporation has made adequate provision for the taxes which are payable during the current fiscal period for which tax returns are not yet required to be filed. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or reassessment of income tax or the filing of any tax return by, or payment of any tax by, or levying of any governmental charge against, the Corporation. There are no actions, audits, assessments, reassessments, suits, proceedings, investigations or claims now threatened or pending against the Corporation in respect of taxes or governmental charges or any matters under discussion with any governmental authority relating to taxes or governmental charges asserted by any such authority. The Corporation has withheld from each payment made by it the amount of all taxes and other deductions required to be withheld therefrom and has paid the same to the proper taxing or other authority within the time prescribed under any applicable legislation or regulation.

(o)

Business Carried on in Ordinary Course - The Business has been carried on in the ordinary and usual course since the date of the most recent Balance Sheet and there has been no change in the affairs, business, prospects, operations or condition of the Business, financial or otherwise, or arising as a result of any legislative or regulatory change, revocation of any licence or right to do business, fire, explosion, accident, casualty, labour problem, flood, drought, riot, storm, act of God or otherwise, except changes occurring in the ordinary and usual course of the Business and which, in the aggregate, have not materially adversely affected and will not materially adversely affect the nature and manner of conducting the Business, or the operations, assets, properties, future prospects or financial condition of the Corporation.

(p)

Title to and Use of Properties – Except as set out in Schedule 4.1(p), the Corporation has good and marketable title to all its properties and assets, interests in properties and assets, real and personal, tangible and intangible, including without limitation those reflected in the most recent Balance Sheet or acquired since the date of the most recent Balance Sheet (except as since transferred, sold or otherwise disposed of in the ordinary and usual course of business in compliance with this Agreement), free and clear of all mortgages, security interests, charges, adverse claims, rights, pledges, demands, liens, title retention agreements, or other encumbrances of any nature or kind except as shown in Schedule 4.1(ll). The uses to which any real property of the Corporation (including leasehold property) have been put are not in breach or violation in any respect of any statute, by-law, ordinance, regulation, covenant, governmental restriction or official plan, municipal or otherwise. No notice of a public taking has been given regarding any real estate or properties owned or occupied by the Corporation. During the period of ownership of the properties of the Corporation (including leasehold properties) there has been no handling or discharge of any hazardous substance, waste or pollutant not in compliance with applicable laws or regulations. There are no applicable laws or regulations (whether of an environmental nature or otherwise) which would require that any condition regarding such properties be remedied or cleared up. The Corporation does not have any agreements, options or other right or obligation to acquire any additional real property. The Corporation has neither agreed to sell, transfer or otherwise dispose of any real property owned by it nor has it granted to any person any right or privilege capable of becoming an agreement to acquire any such real property. None of the buildings, structures or improvements (including fences, if any) presently on the Vendor's real property encroaches on any land not owned by the Vendor.

(q)

Condition and Description of the Corporation's Assets – All facilities, machinery and equipment owned and used by the Corporation in connection with the Business are in good operating condition, are in a state of good repair and maintenance, reasonable wear and tear excepted, are useable in the ordinary course of the Business and are in compliance with all applicable laws, regulations, by-laws, ordinances and orders. All such equipment owned or used by the Corporation are described in Schedule 4.1(q).

(r)

Tangible and Intangible Properties –  The Corporation is entitled to use in connection with the Business all equipment, other personal property and fixtures in the possession or custody of the Corporation which, as of the date hereof, are leased, rented, acquired under a conditional sales contract or other title retention document, or are held under licence or similar arrangement, a list of which and of the leases, rental agreements, conditional sales contracts, title retention documents, licences, agreements or other documentation relating thereto is set forth in Schedule 4.1(r);

(s)

Industrial Property Rights - The Corporation is not infringing any patent, trade mark, trade name, copyright, proprietary or similar right, domestic or foreign, of any other person, firm or corporation. There is included in Schedule 4.1(s) a list (including, where applicable, applications for registration and registration particulars) of all registered service marks, registered copyrights, trade names, industrial designs, trade marks, and patents, both domestic and foreign, which are owned or used by the Corporation and the same are in good standing and duly registered in all appropriate offices to preserve the right thereof and thereto. There are neither any royalty payments or licence fees payable to or by the Corporation nor any licence, registered user or other agreements in respect thereof.

(t)

Collectability of Accounts Receivable - All accounts receivable, book debts and other debts due or accruing to the Corporation are bona fide and either have been collected or are good and collectible at the aggregate recorded amounts thereof (subject to no defence, counterclaim or set off) subject to an allowance for doubtful accounts taken in accordance with generally accepted accounting principles and recorded on the books and records of the Corporation.

(u)

Leases or Licences of Real Property - The Corporation is not a party to or bound by any leases or licences of real property or agreements in the nature of leases or licences of real property, either as lessor or lessee, or agreements to enter into such leases or licences, other than those referred to in Schedule 4.1(u) (in which is specified the parties, their dates of execution and expiry dates, any options to renew, the location of any leased or licensed lands or premises and the rental payments thereunder) and all interests held by the Corporation as lessor, lessee, licensor or licensee under such leases, licences or agreements are free and clear of any and all mortgages, security interest, charges, adverse claims, rights, pledges, demands, liens, title retention agreements and other encumbrances of any nature or kind whatsoever. All rental and other payments required to be paid by or to the Corporation pursuant to such leases, licences or agreements have been duly paid and the Corporation is not otherwise in default in meeting its obligations under any such leases, licences or agreements. There does not exist under any such leases, licences or agreements any right of offset or any adverse claim and the completion of the transactions contemplated by this Agreement will not afford any of the parties thereto (other than the Corporation) the right to terminate such leases, licences or agreements. There are no events or circumstances which could give rise to such parties claiming default by the Corporation under such leases, licences or agreements. No consent of any parties to such leases, licences or agreements (other than the Corporation) is required by reason of the transactions contemplated hereby except as specified in Schedule 4.1(u) nor will such transactions impose any more onerous obligations on the Corporation under such leases, licences or agreements.

(v)

Real Property - Particulars of all real property (including legal description) owned by the Corporation or in which the Corporation has an interest are set forth in Schedule 4.1(v). None of the buildings, structures or improvements (including fences, if any) present on the Vendor's real property encroaches on any land not owned by the Vendor. The Vendor shall, if requested by the Purchaser at the Purchaser's sole discretion, cause surveys to be made by a Newfoundland Land Surveyor at the Vendor's sole cost and expense.

(w)

Compliance with Contracts - The Corporation is not in material default under any contract, lease, licence, engagement agreement, commitment, indenture or other instrument, whether written or oral, (including, without limitation, those referred to in the Schedules hereto) to which it is a party and there exists no state of facts which after notice or lapse of time or both would constitute such a material default and all such contracts, leases, licence, engagements, agreements, commitments, indentures or other instruments are now in good standing and in full force and effect and the Corporation is entitled to all rights and benefits thereunder.

(x)

Employees, etc. - There are set forth in Schedule 4.1(x) the titles of all the directors and officers of the Corporation, and the titles of all personnel employed or engaged in the Business thereof whose annual rate of remuneration exceeds Fifty Thousand Dollars ($50,000), together with particulars of the material terms and conditions of employment or engagement of such persons, including rates of remuneration, benefits and positions held. The Corporation employs a total of approximately 25 full-time and 57 union persons.

(y)

Employment Contracts, etc. - Except as disclosed on Schedule 4.1(y), the Corporation does not have any written contracts of employment entered into with any employees employed by the Corporation, any oral contracts of employment which are not terminable on the giving of reasonable notice in accordance with applicable law, any management or service agreement other than service agreements which can be cancelled on not more than thirty (30) days' notice, any employee benefit, deferred compensation, profit sharing or other similar agreement or plan, or any union or collective bargaining agreement.

(z)

Union Rights and Employee Termination – Except for the union contract listed on Schedule 4.1(z), no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent:

(i)

holds bargaining rights with respect to any of the Corporation's employees by way of certification, interim certification, voluntary recognition, designation or successor rights,

(ii)

has applied to be certified as the bargaining agent of any of the Corporation's employees, or

(iii)

has applied to have the Corporation declared a related employer pursuant to labour statutes of Newfoundland and Labrador.

Other than as disclosed in Schedule 4.1(z), the Vendor, after due inquiry from the officers of the Corporation, has no knowledge of any current union organizing activity among the employees of the Corporation and further the Vendor has no reason to believe any employee of the Corporation would terminate employment with the Corporation due to the transactions contemplated by this Agreement.

(aa)

Vacation Pay, etc. - All vacation pay, bonuses, commissions and other emoluments for employees of the Corporation are reflected and have been properly accrued in the Financial Statements and books of account of the Corporation and such accruals are adequate to meet any bona fide claims of employees.

(bb)

Accuracy of Books and Records - The books and records of the Corporation, financial and otherwise, fairly and correctly set out and disclose in all material respects the financial position of the Corporation and all material financial and other transactions have been accurately recorded in such books and records.

(cc)

Pension Plans - The only pension plans established by or for the Corporation for its employees are those disclosed in Schedule 4.1(y). Such plans are duly registered where required by, and are in good standing under, all applicable legislation including without limitation, the Income Tax Act (Canada) and the Pension Benefits Act (Newfoundland and

Labrador). The Corporation has made all required employer contributions or payments thereunder to the date hereof have been made and the respective pension funds are funded in accordance with the rules of the pension plans and no past service or experience deficiency funding liabilities exist thereunder.

(dd)

Absence of Guarantees - The Corporation has not given or agreed to give, and is not a party to or bound by, any indemnity, or any guarantee of indebtedness or other obligations of third parties or any other commitment by which the Corporation is or is contingently responsible for such indebtedness or other obligations, other than those  disclosed in Schedule 4.1 (ll).

(ee)

Litigation and Claims – Except as disclosed in Schedule 4.1(ee):

(i)

there is no suit, action, litigation, labour grievance or complaint, investigation, (including, without limitation, investigations under human rights or health and safety legislation) or administrative, governmental, arbitration or other proceeding (whether or not purportedly on behalf of the Corporation), including without limitation appeals and applications for review, in progress, pending or, to the best of the knowledge, information and belief of the Vendor (after due enquiry of the senior officers of the Corporation) threatened against or relating to the Corporation, or affecting its respective properties or the Business, or affecting the Vendor or any of the Purchased Shares, or affecting the right of the Vendor to enter into this Agreement or perform the Vendor's obligations hereunder;

(ii)

the Vendor is not aware (after due enquiry from the senior officers of the Corporation) of any existing grounds upon which any suit, action, litigation, labour grievance or complaint, investigation or proceeding referred to in clause (i) above might be commenced with any reasonable likelihood of success;

(iii)

there is not presently outstanding against the Corporation any judgment, decree, injunction, rule, order or award of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator or any settlement agreement binding upon it or them;

(iv)

other than in relation to the Port-aux-Basques Properties, there are no open files, notices of violation or outstanding work orders relating to the equipment, building or realty owned or used by the Corporation from or required by any police, fire department, sanitation, health, worker safety or factory authorities or any federal, provincial or municipal authority, or any matters under discussion with any such authority or department relating to open files, notice of violation or work orders. No order affecting the Corporation has been issued or is expected to be issued by the Ministry of Labour, Worker's Compensation Board or any other ministry, agency or authority;  and

(v)

there are no proceedings, investigations, assessments or claims now in affect or pending against the Corporation pursuant to the Income Tax Act (Canada).

(ff)

Compliance with Applicable Laws, etc. - The Corporation is conducting the Business in compliance with all applicable laws, rules, regulations, by-laws and ordinances of each jurisdiction in which the Business is carried on and is not in breach of any such laws, rules, regulations, by-laws and ordinances. Without limiting the foregoing, the Corporation has obtained all licences, permits or other governmental authorizations necessary to the ownership of its assets and properties or the conduct of its Business where a failure to obtain same might adversely affect the Business, or the operations, assets or condition (financial or otherwise) of the Corporation. Neither the Vendor nor the Corporation has offered, paid or agreed to pay directly or indirectly any money or anything of value to any individual who is or was an official of any foreign, federal, provincial or local government, or any agency or instrumentality thereof, or to any individual who is or was an officer or employee or any present or former customer of the Corporation or any predecessor thereof, for the purpose of or with the interest of inducing that individual to use his or her influence to obtain or maintain significant business for the Corporation or otherwise significantly affect the Business or the operations, properties or assets of the Corporation (financial or otherwise).

(gg)

Bank Accounts, etc. - There is set forth in Schedule 4.1(gg) the name of each bank or other depository in which the Corporation maintains any bank account, trust account or safety deposit box and the names of all persons authorized to draw thereon or who have access thereto together with each person, firm, organization or corporation holding a general or special power of attorney from the Corporation and a summary of the terms thereof.

(hh)

Residence of the Vendor - The Vendor is not a non-resident of Canada for the purposes of Section 116 of the Income Tax Act (Canada).

(ii)

Tax Data - Information as to the income tax return and notice of assessment for Corporation for the year ended June 30, 2003 for Canadian income tax purposes, is set forth in Schedule 4.1(ii).

(jj)

Inventories - The inventories of the Corporation:

(i)

consist of items of tangible personal property of the kind and quality regularly used or produced in the Business by the Corporation and which are of marketable quality; and

(ii)

are saleable or useable in the ordinary and usual course of the Business.

(kk)

Insurance – The Corporation maintains such policies of insurance, issued by responsible insurers, as are appropriate to its Business, property and assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets. Schedule 4.1(kk) lists all such policies together with worker's compensation coverage presently maintained by the Corporation together with a brief description of each such policy including the types of policy, name of insurer, coverage limits, expiration dates and annual premiums, and attached to which are true and complete copies of the most recent inspection reports and appraisals (if any) received from the insurance underwriters as to the condition and insurable value of the insured assets. All such policies of insurance are in full force and effect and the Corporation is not in default, whether as to the payment of premium or otherwise, under the terms of any such policy and has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion. No notice of cancellation or non-renewal with respect to, nor disallowance of any claim under or with respect to any such policy has been received by the Corporation. The Vendor has no knowledge (after due enquiry from the officers of the Corporation) of any circumstances or occurrences which might from the basis of a material increase in premiums.

(ll)

Long Term Indebtedness - Except as set forth in Schedule 4.1(ll), the Corporation does not have outstanding any bonds, debentures, mortgages or notes, and is not under any obligation to create or issue any bonds, debentures, mortgages or notes. Furthermore, except as set forth in Schedule 4.1(ll), the Corporation does not have any indebtedness maturing more than one year after the date of its creation or issuance and the Corporation is not under any agreement or obligation to create, incur or issue any such indebtedness.

(mm)

Non-Arm's Length Transactions – Subsequent to the most recent Balance Sheet date, except as disclosed in Schedule 4.1(mm), the Corporation is not and has not been since the date of the Balance Sheet a party to any contract, agreement or arrangement with any associated or affiliated corporation within the meaning of the Business Corporations Act, (Ontario) or with any of its officers, directors, shareholders or employees, or former officers, directors, shareholders or employees, or any other person not dealing at arm's length (as such term is construed under the Income Tax Act (Canada)), with any of the foregoing.

(nn)

Payments and Loans to Directors, Officers, etc. - Since the date of the most recent Balance Sheet, the Corporation has not made or authorized any payment to or conferred or authorized to be conferred any benefit upon any of its officers, directors, shareholders or employees, or former officers, directors, shareholders or employees or to any other person not dealing at arm's length (as such term is construed under the Income Tax Act (Canada)) with any of the foregoing, except in the ordinary and usual course of the Business and at the regular rates payable to them of salary, pension, bonuses, rents or other remuneration of any nature and relocation expenses and reimbursements and except as disclosed in Schedule 4.1(nn). The Corporation has not made any loans or has any indebtedness outstanding to any of its officers, directors, shareholders or employees, or former officers, directors, shareholders or employees or to any other person not dealing at arm's length (as such term is construed under the Income Tax Act (Canada)) with any of the foregoing except as disclosed in Schedule 4.1(nn).

(oo)

Copies of Agreements, etc. - True, correct and complete copies of all mortgages, leases, agreements, instruments and other documents listed in the Schedules hereto have been delivered to the Purchaser.

(pp)

Corporate Records - The corporate records and minute books of the Corporation shall at the Closing Date contain accurate and complete minutes of all meetings of the directors and shareholders of the Corporation since the date of incorporation thereof (all of which meetings were duly called and held) and copies of all by-laws and resolutions passed by its directors and shareholders at such meetings. Each of the Corporation's share certificate books, share registers, transfer registers and other corporate registers and records will at the Closing Date be complete and accurate.

(qq)

Changes to Law and Technology – There are no proposed environmental, safety, health or other laws, rules or regulations and no new technological developments of which the Vendor or the Corporation has any knowledge which might have an adverse effect on the Business or operations of the Corporation or which might require substantial new capital investment by the Corporation in the Business.

(rr)

Absence of Unusual Transactions - Since the date of the most recent Balance Sheet and without limiting anything elsewhere contained in this Agreement the Corporation has not:

(i)

transferred, assigned, sold or otherwise disposed of any of the assets shown in the Balance Sheet or cancelled any debts or claims except in each case in the ordinary and usual course of the Business and, other than disclosed in Schedule 4.1(mm);

(ii)

incurred or assumed any indebtedness, obligation or liability (whether accrued, determinable, absolute, contingent or otherwise), except those listed in Schedule 4.1(l) and except unsecured current obligations and liabilities incurred in the ordinary and usual course of the Business which are not materially adverse to the nature and manner of conducting the Business, or the operations, assets, properties, future prospects or financial condition of the Corporation;

(iii)

 issued or sold any shares in its capital stock or any warrants, bonds, debentures or other corporate securities of the Corporation or issued, granted or delivered any right, option or other commitment for the issuance of any such or other securities other than disclosed in Schedule 4.1(mm);

(iv)

discharged or satisfied any lien or encumbrance, or paid any obligation or liability (fixed or contingent) other than current liabilities included in the Balance Sheet, and current liabilities incurred since the date thereof in the ordinary and usual course of the Business;

(v)

declared or paid any dividend or declared or made any other distribution in respect of its capital stock or purchased, redeemed or otherwise acquired any of the shares of the Corporation or effected any subdivision, consolidation or reclassification of or other change to the Corporation's capital stock other than disclosed in Schedule 4.1 (mm);

(vi)

suffered an operating loss or any extraordinary loss, or waived any rights of substantial value, or entered into any commitment or transaction not in the ordinary and usual course of the Business where such loss, rights, commitment or transaction materially adversely affects or which will materially adversely affect the nature and manner of conducting the Business, or the operations, assets, properties, future prospects or financial condition of the Corporation;

(vii)

amended or changed or taken any action to amend or change its charter or by-laws;

(viii)

except as disclosed in Schedule 4.1(11), mortgaged, pledged, charged, subjected to an adverse claim, granted rights in, subjected to a demand, subjected to a title retention agreement, subjected to lien, granted a security interest in or otherwise encumbered any of its assets or property, whether tangible or intangible; or

(ix)

except as disclosed in Schedule 4.1(r) made or authorized or intended to make any capital expenditures (which, for greater certainty does not include repair and maintenance expenditures in the ordinary and usual course of the Business.

(ss)

Other Material Contracts – The Corporation has no outstanding contract, lease, licence, agreement, indenture, engagement, commitment or other instrument, whether written or oral, of any nature or kind whatsoever (including, without limitation, all tenders, quotations and orders open for acceptance) except:

(i)

agreements, contracts or commitments in the ordinary and usual course of the Business listed in Schedule 4.1(r);

(ii)

service contracts of office equipment listed in Schedule 4.1(r); the leases, rental agreements, conditional sales contracts, title retention documents and licenses listed in Schedule 4.1(r);

(iii)

leases and licences of real property listed in Schedule 4.1(u);

(iv)

the employment, employee benefit, pension, group insurance and other similar agreements and plans listed in Schedule 4.1(y);

(v)

the insurance policies described in Schedule 4.1(kk);

(vi)

bonds, debentures, guarantees, encumbrances, demand loans, notes and long term indebtedness described in Schedule 4.1(ll);

(vii)

non-arm's' length contracts, agreements or arrangements listed in Schedule 4.1(mm); and

(viii)

the other material contracts, agreements and documents listed in Schedule 4.1(ss).

The Corporation has the capacity, including the necessary personnel, equipment and supplies, to perform all its obligations thereunder.

(tt)

Full Disclosure - None of the foregoing representations and statements of fact contains any untrue statement of material fact or omits to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser of the Purchased Shares seeking full information as to the Corporation and its property, business and affairs. The Vendor has no information or knowledge of any facts relating to the Business or to the Purchased Shares which the Vendor has not disclosed to the Purchaser and which are not within the public domain and which in the aggregate would have a material adverse effect on the financial condition or prospects of the Corporation.

4.2

Reliance - The Vendor hereby expressly acknowledges that the Purchaser is relying upon the covenants, representations and warranties of the Vendor contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto in connection with the purchase of the Purchased Shares hereunder.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1

The Purchaser hereby covenants, represents and warrants to the Vendor that:

(a)

Organization and Good Standing - The Purchaser is a corporation duly incorporated and organized, validly existing, in good standing and is up to date in all of the filings and registrations required under the laws of the State of Delaware.

(b)

Due Authorization, etc. - The Purchaser has all necessary corporate power, authority and capacity to enter into this Agreement and the agreements and other instruments contemplated herein and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the agreements and other instruments contemplated herein and the performance of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Purchaser.

(c)

Valid and Binding Obligation - This Agreement constitutes and the agreements and other instruments contemplated herein when executed will constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with the terms hereof and thereof subject to limitation with respect to enforcement imposed in connection with laws affecting the rights of creditors generally including, without limitation, applicable bankruptcy, insolvency, moratorium, reorganization or similar laws and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

(d)

No Violation - The Purchaser is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of the execution and delivery by the Purchaser of this Agreement or the performance by the Purchaser of any of the terms hereof.

(e)

Status under Investment Canada Act - The Purchaser is a non-Canadian within the meaning of the Investment Canada Act (Canada), and is required to file notification under that legislation within 30 days of the Closing.

5.2

Reliance - The Purchaser hereby expressly acknowledges that the Vendor is relying upon the covenants, representations and warranties of the Purchaser contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto in connection with the sale of the Purchased Shares hereunder.

ARTICLE VI
NO BROKER

6.1

No Broker - Each of the parties hereto represents and warrants to the others that all negotiations relating to this Agreement and the transactions contemplated hereby have been carried on between them directly and without the intervention of any other party in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment.

ARTICLE VII
CONDITIONS PRECEDENT TO THE PERFORMANCE BY THE PURCHASER  AND THE VENDOR OF THEIR OBLIGATIONS UNDER THIS AGREEMENT

7.1

Purchaser's Conditions - The obligation of the Purchaser to complete the purchase of the Purchased Shares hereunder shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Purchaser and may be waived by the Purchaser in whole or in part):

(a)

Due Diligence – The Purchaser shall have completed its due diligence review of the total operations of the Corporation in accordance with Section 8.1, and by January 21, 2005 provided written notice that such due diligence has been completed to the Purchaser's satisfaction, or that the Purchaser waives its right to further due diligence review.  The due diligence review shall include but not be limited to the opportunity for:

(i)

inspection of the physical property of the Corporation;

(ii)

review of the financial statements, audit reports and procedures by the Purchaser's current accounting firm;

(iii)

appropriate tax due diligence concerning the Corporation;

(iv)

environmental review of operations and facilities of the Corporation; and

(v)

legal due diligence concerning the Corporation.

(b)

Retraction and Purchase of Preferred Shares – the Vendor shall have retracted One Million Dollars $1,000,000 of Preferred Shares in the capital of the Corporation, and the Purchaser shall have subscribed for One Million Dollars $1,000,000 of Preferred Shares in the capital of the Corporation.

(c)

Truth and Accuracy of Representations of Vendor at Closing Time - All of the representations and warranties of the Vendor made in or pursuant to this Agreement (including the Schedules hereto) or in any agreement, certificate or other document delivered or given pursuant to this Agreement, including, without limitation, the representations and warranties set forth in Article 4, shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby).

(d)

Performance of Obligations - The Vendor shall have complied with and performed in all respects its obligations, covenants and agreements herein.

(e)

Consents, Authorizations and Registrations - All consents, approvals, orders and authorizations of any persons or governmental or administrative authorities in Canada or elsewhere (or registrations, declarations, filings or recordings with any such authorities) in form and terms satisfactory to counsel for the Purchaser and compliance with any conditions thereof required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions hereof shall have been obtained on or before the Closing Time.

(f)

Legal Matters - The title of the Corporation to its assets and undertaking, the form of and documentation relating to the transfer of the Purchased Shares by the Vendor to the Purchaser, the legality of the incorporation and organization of the Corporation, the due creation and issuance as fully paid of all of the outstanding shares in the capital of the Corporation and all corporate proceedings of the Corporation, its shareholders and directors, and all matters which in the reasonable opinion of counsel for the Purchaser are material in connection with the transactions herein contemplated shall be subject to the favourable opinion of such counsel and all relevant documents, records and information shall be supplied by the Vendor to such counsel for that purpose.

(g)

The Port-aux-Basque Properties – The Port-aux-Basque Properties shall have been transferred from the Corporation to the Vendor or another affiliate of the Vendor.

7.2

Vendor's Conditions - The obligation of the Vendor to complete the sale of the Purchased Shares hereunder shall be subject to the satisfaction of or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Vendor and may be waived by the Vendor in whole or in part):

(a)

Shareholder and Regulatory Approval – The shareholders of the Vendor shall have given the Shareholder Approval for the sale of the Purchased Shares by special resolution at the meeting scheduled for January 26, 2005 or such other date such meeting is held.  The Vendor shall have received any required regulatory approvals to complete the transfer of the Purchased Shares.

(b)

Release of the Vendor under Western Surety Company Bonds and Indemnifications – The Vendor shall have been fully released from any continuing obligations under the surety bonds and indemnifications with Western Surety Company issued in respect of the Corporation's Business, pursuant to which it acts as guarantor for the Corporation.

(c)

Truth and Accuracy of Representations of Purchaser at Closing Time - All of the representations and warranties of the Purchaser made in or pursuant to this Agreement (including the Schedules hereto) or in any agreement, certificate or other document delivered or given pursuant to this Agreement, including without limitation the representations and warranties set forth in Article 5 hereof, shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as of the Closing Time.

(d)

Performance of Obligations - The Purchaser shall have complied with and performed in all respects all its obligations, covenants and agreements herein.

7.3

Non-Performance of Conditions for the Benefit of the Purchaser - In the event that any of the conditions set forth in Section 7.1 shall not be fulfilled and/or performed at or before the Closing Time, the Purchaser may terminate this Agreement by notice in writing to the Vendor, and the Purchaser shall thereupon be released from all obligations under this Agreement and, unless the condition or conditions for the non-fulfilment or non-performance of which the Purchaser has terminated this Agreement are reasonably capable of being fulfilled and/or performed or caused to be fulfilled or performed by the Vendor, then the Vendor shall also be released from all obligations under this Agreement, provided any of the said conditions may be waived in whole or in part by the Purchaser at any time without prejudice to its right of termination in the event of a non-fulfilment and/or non-performance of any other condition or conditions, any such waiver to be binding upon the Purchaser only if the same is in writing.

7.4

Non-Performance of Conditions for the Benefit of the Vendor - In the event that any of the conditions set forth in Section 7.2 shall not be fulfilled and/or performed at or before the Closing Time, the Vendor may terminate this Agreement by notice in writing to the

Purchaser, and the Vendor shall thereupon be released from all obligations under this Agreement and, unless the condition or conditions for the non-fulfilment or non-performance of which the Vendor has terminated this Agreement are reasonably capable of being fulfilled and/or performed or caused to be fulfilled or performed by the Purchaser, then the Purchaser shall also be released from all obligations under this Agreement, provided any of the said conditions may be waived in whole or in part by the Vendor at any time without prejudice to its right of termination in the event of a non-fulfilment and/or non-performance of any other condition or conditions, any such waiver to be binding upon the Vendor only if the same is in writing.

7.5

Acceptance of Notice of Non-Fulfilment

(a)

The Purchaser covenants and agrees that in the event that at the Closing Time, any condition or conditions for the benefit of the Purchaser set out in this Article 7 have not been fulfilled and/or performed to the reasonable satisfaction of the Purchaser and such condition or conditions is or are not reasonably capable of being fulfilled and/or performed or caused to be fulfilled and/or performed by the Vendor, and the Vendor has, at or prior to the Closing Time, made complete and accurate disclosure in writing, referring specifically to the provisions of this Section 7.5 to the Purchaser of the facts relating to its failure to fulfil and/or perform such condition or conditions, and the Purchaser elects to complete the purchase and sale of the Purchased Shares, except as otherwise agreed by the Purchaser and the Vendor, the Vendor shall not be liable to the Purchaser hereunder for breach of any covenant, representation or warranty in respect of the matter so disclosed.

(b)

The Vendor covenants and agrees that in the event that at the Closing Time, any condition or conditions for the benefit of the Vendor set out in this Article 7 have not been fulfilled and/or performed to the reasonable satisfaction of the Vendor and such condition or conditions is or are not reasonably capable of being fulfilled and/or performed or caused to be fulfilled and/or performed by the Purchaser, and the Purchaser has, at or prior to the Closing Time, made complete and accurate disclosure in writing, referring specifically to the provisions of this Section 7.5 to the Vendor of the facts relating to its failure to fulfil and/or perform such condition or conditions, and the Vendor elects to complete the purchase and sale of the Purchased Shares, except as otherwise agreed by the Purchaser and the Vendor, the Purchaser shall not be liable to the Vendor hereunder for breach of any covenant, representation or warranty in respect of the matter so disclosed.

ARTICLE VIII
COVENANTS OF THE VENDOR AND THE PURCHASER

8.1

Investigations - The Vendor shall cause the Corporation to permit the Purchaser and its employees, agents, counsel and accountants or other representatives, between the date hereof and the Closing Time, without interference to the ordinary conduct of the Business, to have free and unrestricted access during normal business hours to the premises and personnel of the Corporation, to all the books, accounts, records and other data of the Corporation (including, without limitation, all corporate, accounting and tax records, guarantees, agreements, title documentation, surveys, minute books, share certificate books, tax returns and related correspondence, and financial statements of the Corporation) and to the properties and assets of the Corporation, and to furnish to the Purchaser such financial and operating data and other information with respect to the Business, legal condition, properties and assets of the Corporation as the Purchaser shall from time to time consider necessary or desirable to enable confirmation of the matters represented, warranted and covenanted herein. Without limiting the generality of the foregoing, it is agreed that the accounting representatives of the Purchaser shall be afforded ample opportunity to make a full investigation of all aspects of the financial affairs of the Corporation.

8.2

Confidentiality - In the event of the termination of this Agreement without consummation of the transactions contemplated hereby, the Purchaser will use its best efforts to keep confidential any information (unless in the public domain) obtained from the Corporation or the Vendor. If this Agreement is so terminated, promptly after such termination, all documents, working papers and other written material obtained from one party in connection with this Agreement and not theretofore made public (including all copies thereof), shall be returned to the party which provided such material.

8.3

Non-Waiver - No investigations made by or on behalf of the Purchaser at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant made by the Vendor herein or in any agreement, certificate or any other document delivered or given pursuant hereto.

8.4

Covenants of the Vendor - The Vendor covenants and agrees that the Vendor shall do the following:

(a)

Corporate Documents - Forthwith following the execution of this Agreement the Vendor will supply the Purchaser with the Certificate of Incorporation and any Articles of amendment or amalgamation of the Corporation and all minute and share certificate books of the Corporation. Any deficiencies discovered by the Purchaser following an investigation of such documents, and records, shall be corrected to the satisfaction of the Purchaser prior to the Closing Date. A copy of any resolution or by-law passed or minutes of any meeting held by the Corporation's directors or shareholders between the date hereof and the Closing Date shall be delivered to the Purchaser prior to such date.

(b)

Conduct Business in Ordinary Course - Except as otherwise contemplated or permitted by this Agreement, the Vendor shall cause the Corporation during the period from the date of this Agreement to the Closing Time, to conduct the Business in the ordinary and usual course thereto and not, without the prior written consent of the Purchaser, to enter into any transaction or do any thing which, if effected before the date of this Agreement, would constitute or would cause a breach of the covenants, representations and warranties contained herein.

(c)

Correctness of Representations and Warranties - The Vendor shall cause each of the covenants, representations and warranties of the Vendor contained herein, including, without limitation, Article 4, to remain true and correct until and at the Closing Time.

(d)

Continue Insurance - The Vendor shall cause the Corporation during the period from the date of this Agreement to the Closing Time, to continue in force and effect, and to renew, when necessary, all existing policies of insurance presently maintained by the Corporation and to take out such additional insurance as may be reasonably requested by the Purchaser and to give all notices and present all claims under all such policies of insurance in due and timely fashion and to promptly advise the Purchaser of any such claims.

(e)

Perform Obligations - The Vendor shall cause the Corporation during the period from the date of this Agreement to the Closing Time, to comply with all laws and other obligations affecting the operation of the Business and to pay all required taxes and tax installments, including without limitation, income, corporate, retail, excise and realty taxes.

(f)

Transfer of Purchased Shares - The Vendor shall take and cause the Corporation to take all necessary steps and proceedings as approved by counsel for the Purchaser to permit all of the Purchased Shares to be duly and regularly transferred to the Purchaser or its nominee(s) at the Closing.

(g)

Resignation of Directors and Officers - The Vendor shall cause such directors and officers of the Corporation as the Purchaser may specify to resign in favour of nominees of the Purchaser, such resignations to be effective as at the Closing Time, and shall cause the board of directors and officers of the Corporation at the Closing Time to be those persons nominated by the Vendor.

(h)

Evidence of Payments of Tax and Title - Upon request, the Vendor shall furnish the Purchaser with evidence satisfactory to the Purchaser that at the Closing Time there are no arrears of or liabilities for taxes (including taxes on income), rates, assessments or other charges adversely affecting the assets of the Corporation not shown as accruals or allowances on the Financial Statements except taxes, rates, assessments or other charges accruing in the ordinary and usual course of the Business subsequent to the date of the Financial Statements, except in relation to the Port-aux-Basques Properties, and that at the Closing Time all of the assets of the Corporation shall be owned by the Corporation with good and marketable title thereto, free and clear of all mortgages, liens, charges, pledges, security interests, demands, rights, adverse claims and other encumbrances of any nature or kind, except as may be otherwise disclosed in this Agreement (including the Schedules hereto).

(i)

Limitations on Dispositions - Except in accordance with agreements to sell entered into prior to the date hereof and disclosed in this Agreement (including the Schedules hereto) the Vendor shall not permit the Corporation to sell or otherwise dispose of any intangible assets or to sell or otherwise dispose of any other assets having a fair market value in excess of $100,000 in the aggregate, without the prior written consent of the Purchaser.

(j)

Representation Evidence by the Vendor - The Vendor shall furnish the Purchaser at the Closing Time with evidence (which may include statutory declarations made by the chief executive officers of the Vendor and the Corporation) satisfactory to the Purchaser that the facts with respect to each of the representations and warranties of the Vendor contained herein or in any Agreement, certificate or any other document delivered or given pursuant hereto, are true and correct, provided that the receipt of such evidence and the closing of the transaction of purchase and sale herein shall not act as a waiver of the covenants, representations and warranties of the Vendor contained herein or any agreement, certificate or any other document delivered or given pursuant hereto, which covenants, representations and warranties shall continue in full force and effect as provided for herein.

(k)

Payments of Taxes – The Vendor shall cause the Corporation, up to the Closing Date, to duly and expeditiously file all tax returns required to be filed by it (all such returns being subject to the prior approval of the Purchaser) and, except where otherwise specified by the Purchaser, to promptly pay all taxes, assessments and governmental charges which are claimed by any governmental authority to be due and owing; not suffer or permit the Corporation, without the prior consent of the Purchaser, to enter into any agreement, waiver or other arrangement providing for an extension of time with respect to the filing of any tax return or the payment or assessment of any tax, governmental charge or deficiency.

(l)

No Encumbrances - The Vendor shall transfer Purchased Shares to the Purchaser at the Closing Time free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, demands, rights and other encumbrances of any nature or kind.

(m)

Amendments to Pension Plans - The Vendor shall cause the Corporation not to amend its pension plans at or before the Time of Closing.

(n)

Opinion of Counsel for the Vendor and the Corporation - The Vendor shall cause to be delivered to the Purchaser at the Closing Time an opinion dated the Closing Date, from counsel for the Vendor and the Corporation in the form annexed hereto as Schedule 8.4(n).

(o)

Releases - The Vendor shall deliver and cause to be delivered to the Purchaser at the Closing Time executed releases by the Vendor and by each director and officer of the Corporation and such other persons as the Purchaser may specify, each such release to be in the form annexed hereto as Schedule 8.4(o).

8.5

Covenants of the Purchaser - The Purchaser covenants and agrees that the Purchaser shall do the following:

(a)

Correctness of Representations and Warranties - The Purchaser shall cause each of the covenants, representations and warranties of the Purchaser contained herein, including, without limitation, Article 5, to remain true and correct until and at the Closing Time.

(b)

Representation Evidence by the Purchaser - The Purchaser shall furnish the Vendor at the Closing Time with evidence (which may include a statutory declaration made by the chief executive officer of the Purchaser) satisfactory to the Vendor that the facts with respect to each of the representations and warranties of the Purchaser contained herein are true and correct, provided that the receipt of such evidence and the closing of the transaction of purchase and sale herein shall not act as a waiver of the covenants, representations and warranties of the Purchaser contained herein, which covenants, representations and warranties shall continue in full force and effect as provided for herein.

(c)

Opinion of Counsel for the Purchaser – The Purchaser shall cause to be delivered to the Vendor at the Closing Time an opinion dated the Closing Date, from counsel for the Purchaser in the form annexed hereto as Schedule 8.5(c).

ARTICLE IX
SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE VENDOR AND PURCHASER

9.1

Survival of Representations, Warranties and Covenants of the Vendor - The representations, warranties and covenants of the Vendor contained in this Agreement or in any agreement, certificate or any other document delivered or given pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser provided, however, that subject to Article 10:

(a)

the covenants, representations and warranties of the Vendor other than those described in subsections (b) and (c) hereof shall terminate at the expiration of one (1) year from the Closing Date;

(b)

those covenants, representations and warranties relating to tax liability of the Corporation for a particular taxation year shall terminate concurrent with the expiration of the period, if any, during which an assessment, reassessment or other form of recognized document assessing liability for tax, interest and/or penalties in respect of such taxation year under applicable tax legislation could be issued thereunder, provided that if the Corporation files a waiver or similar document subsequent to the date hereof extending any such period as otherwise determined such covenants, representations and warranties shall terminate concurrent with the expiration of the period as so extended; and

(c)

those covenants, representations and warranties of the Vendor relating to title to or ownership of the Purchased Shares or the assets of the Corporation shall terminate two (2) years from the Closing Date.

9.2

Survival of Representations, Warranties and Covenants of the Purchaser - The covenants, representations and warranties of the Purchaser contained in this Agreement or in any agreement, certificate or any other document delivered or given pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of the Vendor, shall continue in full force and effect for the benefit of the Vendor until the expiration of the period referred to in Section 9.1(a) but subject to Article 10.

ARTICLE X
INDEMNIFICATION

10.1

Vendor to Indemnify - Subject to the limitations hereinafter provided in this Article 10, the Vendor covenants and agrees to indemnify and save harmless the Purchaser and the Corporation of and from:

(a)

any loss suffered by the Purchaser or the Corporation as a result of any breach of any representation, warranty or covenant of the Vendor contained in this Agreement or in any agreement, certificate or other document delivered or given pursuant to this Agreement; and

(b)

all claims, actions, causes of action, damages, losses, liabilities, demands, costs and expenses (including legal expenses on a solicitor-client basis) in respect of the foregoing.

Subject to the limitations hereinafter provided in this Article 10, the liability of the Vendor under this Section 10.1 shall cease upon the expiration of the respective limitation periods set out in Article 9 unless the Vendor shall have been given notice by the Purchaser of any claim hereunder pursuant to this Section 10.1 prior to such date in which event the limitation period shall not apply with respect to such claim.

10.2

Notification to Vendor - The Purchaser shall forthwith notify the Vendor of any debts, liabilities, contracts, engagements, assessments, reassessments or losses, or other amounts for which the Vendor may be liable under Section 10.1 and the Vendor shall have the right to participate in any negotiations with respect thereto. If the Corporation receives an assessment or reassessment in respect of which the indemnity of the Vendor hereunder may extend or relate, the Purchaser shall cause the Corporation forthwith after receipt thereof to deliver to the Vendor a copy of such assessment or reassessment and the Purchaser shall notify the Vendor of its claim, if any, against the Vendor under the within indemnity within ninety (90) days after receipt of such assessment or reassessment and the Purchaser shall take all action necessary to preserve the Corporation's right to object to the assessment or reassessment. Unless the Purchaser shall have complied with the provisions of the immediately preceding sentence, the liability of the Vendor to indemnify the Purchaser or the Corporation with respect to such assessment or reassessment shall cease provided that general notice from either the Purchaser or the Corporation that circumstances have arisen which may lead to an indemnity being sought will be sufficient notice.

10.3

Right of Vendor to Defend - The Vendor shall at all times have the right at its sole and only expense to participate in any negotiations regarding, and dispute and contest in the name of the Corporation, any claim for amounts for which the Vendor may be liable under Section 10.1 and so long as the Vendor is defending such claim in good faith, the Purchaser shall not settle or compromise the same; provided, however, that with respect to any assessment or reassessment for income, corporate, sales, excise or other tax, the right of the Vendor to so contest shall only apply after the payment of any such assessment or reassessment by the Vendor on behalf of the Corporation if payment is, at law, a pre-condition to the right to contest the assessment or reassessment. If the Vendor does not elect to defend such claim, the Purchaser shall have no obligation to do so. The payment of any such assessment or reassessment by the Vendor on behalf of the Corporation shall be repaid to the Vendor if repaid by the taxing authority, together with any interest thereon paid by the taxing authority; provided, however, that notwithstanding anything elsewhere contained in this Section 10.3, if any such contest or settlement shall also involve matters which could affect the future tax liabilities of the Corporation or the Purchaser, then any such contest or settlement must be handled or conducted to the mutual satisfaction and agreement of the Vendor, the Corporation and the Purchaser. The Purchaser will fully cooperate and will cause the Corporation to fully cooperate with the Vendor and its counsel in any proceedings with respect to any such amounts and shall give the Vendor reasonable access to all documents relating thereto.

10.4

Purchaser to Indemnify - Subject to the limitations hereinafter provided in this Article 10, the Purchaser covenants and agrees to indemnify and save harmless the Vendor of and from:

(a)

any loss suffered by the Vendor as a result of any breach of representation, warranty or covenant of the Purchaser contained in this Agreement or in any agreement, certificate or other document delivered or given pursuant to this Agreement;  and

(b)

all claims, actions, causes of action, damages, losses, liabilities, demands, costs and expenses (including legal expenses on a solicitor-client basis) in respect of the foregoing.

Subject to the limitations hereinafter provided in this Article 10, the liability of the Purchaser under this Section 10.4 shall cease upon the expiration of the respective limitation periods set out in Article 9 unless the Purchaser shall have been given notice of any claim hereunder by the Vendor pursuant to this Section 10.4 prior to such date in which event the limitation period shall not apply with respect to such claim.

10.5

Notification to Purchaser - The Vendor shall forthwith notify the Purchaser of any amounts for which the Purchaser may be liable under Section 10.4 and the Purchaser shall have the right to participate in any negotiations with respect thereto.

10.6

Right of Purchaser to Defend - The Purchaser shall at all times have the right in its sole and only expense to participate in any negotiations regarding, and dispute and contest in the name of the Vendor, any claim for amounts for which the Purchaser may be liable under Section 10.4 and so long as the Purchaser is defending such claim in good faith, the Vendor shall not settle or compromise the same. If the Purchaser does not elect to defend such claim, the Vendor shall have no obligation to do so. The Vendor will fully cooperate with the Purchaser and its counsel in any proceedings with respect to any such amounts and shall give the Purchaser reasonable access to all documents relating thereto.

10.7

Limitations

(a)

The Vendor shall not be obligated to make any payment to the Purchaser or the Corporation in respect of any amount payable by the Vendor to either or both them under this Article 10 unless, and then only to the extent that, the aggregate of such amounts exceeds One Hundred Thousand Dollars ($100,000).

(b)

The Purchaser shall not be obligated to make any payment to the Vendor in respect of any amount payable by the Purchaser to the Vendor under this Article 10 unless, and then only to the extent that, the aggregate of such amounts exceeds One Hundred Thousand Dollars ($100,000).

(c)

Nothing contained in this Agreement, including without limitation, Section 9.1, shall limit the liability of the Vendor to the Purchaser or the Corporation by reason of any fraudulent breach of representation or warranty contained in this Agreement or in any agreement, certificate or other document delivered or given pursuant to this Agreement, or limit the time within which a claim hereunder on account of such fraudulent breach may be made.

(d)

Nothing contained in this Agreement, including without limitation, Section 9.2, shall limit the liability of the Purchaser to the Vendor by reason of any fraudulent breach of representation or warranty contained in this Agreement or in any agreement, certificate or other document delivered or given pursuant to this Agreement, or limit the time within which a claim hereunder on account of such fraudulent breach may be made.

(e)

The remedies available to the Purchaser, the Vendor and the Corporation under this Agreement are in addition to and without limitation to any other remedy available at law or in equity.

ARTICLE XI
CLOSING

11.1

The Closing - The sale and purchase of the Purchased Shares hereunder shall be completed at the Closing Time at the offices of WeirFoulds LLP, 130 King Street West, Suite 1600, The Exchange Tower, Toronto, Ontario, M5X 1J5 or at such other location as may be mutually agreed upon by the parties hereto.

11.2

Tender - Any tender of documents or money hereunder may be made upon the parties hereto or their respective counsel and money may be tendered by official bank draft drawn upon a Canadian chartered bank or by negotiable cheques payable in Canadian funds and certified by a Canadian chartered bank or trust company.

ARTICLE XII
GENERAL

12.1

Public Notices - The parties hereto hereby agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and co-ordinated and no party hereto shall act unilaterally in this regard without the prior approval of the other, such approval not to be unreasonably withheld, unless such disclosure shall be required to meet timely disclosure obligations of any party under applicable securities laws and stock exchange rules in circumstances where prior consultation with the other party is not practicable.

12.2

Expenses - All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

12.3

Time - Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

12.4

Notices - All payments and communications which may be or are required to be given by either party to the other herein, shall (in the absence of any specific provision to the contrary) be in writing and delivered or sent by prepaid registered mail or telecopier to the parties at their following respective addresses:

For:

The Vendor:

EnerNorth Industries Inc.
2 Adelaide Street West, Suite 301
Toronto, ON  M5H 1L6

Facsimile:  (416) 861-9623
Attention:  President

For:

The Purchaser:

Spectrum Sciences & Software Holdings Corp.
91 Hill Avenue
Fort Walten Beach, Florida
U.S.A., 32548

Facsimile:  (850) 796-0924
Attention:  President and CEO

For:

The Corporation:

M&M Engineering Limited
456 Logy Bay Road
St. Johns, Newfoundland
A1A 5B2

Facsimile:  (709) 753-0814
Attention:  President

and if any such payment or communication is sent by prepaid registered mail, it shall, subject to the following sentence, be conclusively deemed to have been received on the third business day following the mailing thereof and, if delivered or  telecopied, it shall be conclusively deemed to have been received at the time of delivery or transmission. Notwithstanding the foregoing provisions with respect to mailing, in the event that it may be reasonably anticipated that, due to any strike, lock-out or similar event involving an interruption in postal service, any payment or communication will not be received by the addressee by no later than the third (3rd) Business Day following the mailing thereof, then the mailing of any such payment or communication as aforesaid shall not be an effective means of sending the same but rather any payment or communication must then be sent by an alternative means of transportation which it may reasonably be anticipated will cause the payment or communication to be received reasonably expeditiously by the addressee. Either party may from time to time change its address hereinbefore set forth by notice to the other of them in accordance with this section.

12.5

Governing Law - This Agreement and the rights and obligations and relations of the parties hereto shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein (but without giving effect to any conflict of laws rules). The parties hereto agree that the Courts of Ontario shall have jurisdiction to entertain any action or other legal proceedings based on any provisions of this Agreement. Each party hereto does hereby attorn to the jurisdiction of the Courts of the Province of Ontario.

12.6

Headings - The index to and headings in this Agreement and in the Schedules hereto are inserted solely for convenience of reference and do not affect the interpretation thereof or define, limit or construe the contents of any provision of this Agreement.

12.7

Assignment - Neither this Agreement nor any rights or obligations hereunder shall be assignable by any party hereto without the prior written consent of each of the other parties, which consent may be unreasonably withheld. Subject thereto, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors (including any successor by reason of amalgamation of any party hereto) and permitted assigns.

12.8

Entire Agreement - With respect to the subject matter of this Agreement, this Agreement (a) sets forth the entire agreement between the parties hereto and any persons who have in the past or who are now representing either of the parties hereto, (b) supersedes all prior understandings and communications between the parties hereto or any of them, oral or written, and (c) constitutes the entire agreement between the parties hereto. Each party hereto acknowledges and represents that this Agreement is entered into after full investigation and that no party is relying upon any statement or representation made by any other which is not embodied in this Agreement. Each party hereto acknowledges that he or it shall have no right to rely upon any amendment, promise, modification, statement or representation made or occurring subsequent to the execution of this Agreement unless the same is in writing and executed by each of the parties hereto.

12.9

Further Assurances - The parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party hereto shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions whether before, at or after the Closing Time.

12.10

Counterparts - This Agreement may be executed in any number of counterparts and all such counterparts shall for all purposes constitute one agreement, binding on the parties hereto, provided each party hereto has executed at least one counterpart, and each shall be deemed to be an original, notwithstanding that all parties are not signatory to the same counterpart.

12.11

Waiver - The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement or any of its rights in respect thereto or to insist upon strict adherence to any term of this Agreement will not be considered to be a waiver of such provision, right or term or in any way to affect the validity of this Agreement or deprive the applicable party of the right thereafter to insist upon strict adherence to that term or any other term of this

Agreement. The exercise by any party to this Agreement of any of its rights provided by this Agreement will not preclude or prejudice such party from exercising any other right it may have by reason of this Agreement or otherwise, irrespective of any previous action or proceeding taken by it hereunder. Any waiver by any party hereto of the performance of any of the provisions of this Agreement will be effective only if in writing and signed by a duly authorized representative of such party.

12.12

Negotiation - This Agreement has been negotiated and approved by counsel on behalf of all parties hereto and, notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty will not be construed against any party hereto by reason of the authorship of any of the provisions hereof.

IN WITNESS WHEREOF the parties hereto have hereunto duly executed this Agreement as of the day and year first above written.

ENERNORTH INDUSTRIES INC.

Per:

/s/  JAMES C. CASSINA

Title:

Chairman

Per:

/s/  SANDRA J. HALL

Title:

President

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.

Per:

/s/  WILLIAM H. HAM

Title:

President

M&M ENGINEERING LIMITED

Per:

/s/  JOHN H. BRAKE

Title:

Chairman and CEO

Per:

/s/  TOM A. WARREN

Title:

Secretary

EXHIBIT 2.2

Spectrum Sciences & Software Holdings Corp.

91 Hill Avenue, Fort Walton Beach, Florida 32548

Telephone:  (850) 796-0909

Facsimile:  (850) 796-0924

February 2, 2005

EnerNorth Industries Inc.

2 Adelaide Street West, Suite 301

Toronto, Ontario

Canada

M5H 1L6

Re:	Working Capital

Ladies and Gentlemen:

Reference is made to that certain Share Purchase Agreement (the “Agreement”), dated as of February 1, 2005, by and among Spectrum Sciences & Software Holdings Corp., a Delaware corporation (“Purchaser”), EnerNorth Industries Inc., a corporation organized under the laws of Ontario (“Vendor”), and M&M Engineering Limited, a corporation organized under the laws of Newfoundland and Labrador and a wholly-owned subsidiary of EnerNorth.  Capitalized terms used as defined terms but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

As you are aware, Section 3.2(c) of the Agreement provides for a reduction of the Purchase Price (being Seven Million, Three Hundred and Sixty-One Thousand Nine Hundred and Ninety-Nine Dollars (Cdn.$7,361,999) by the amount of the Working Capital Deficiency as determined on the Closing Date.  Notwithstanding such requirement, the parties hereby acknowledge and agree as follows:

1.

At the Closing, Purchaser shall provide payment to the Vendor’s counsel, WeirFoulds LLP, of that portion of the Purchase Price equal to the sum of Two Hundred, Fifty Thousand Canadian Dollars (Cdn.$250,000) (the “Escrow Amount”) to be held in trust by Vendor’s counsel, WeirFoulds LLP,  until the Working Capital Deficiency, as of the Closing Date, is determined by Vendor, which determination shall be made no later than thirty (30) calendar days from the Closing Date;

2.

At the Closing, Purchaser shall provide payment to the Vendor’s counsel, WeirFoulds LLP, of the balance of the Purchase Price in an amount equal to Seven Million, One Hundred Eleven Thousand, Nine Hundred and Ninety-Nine Canadian Dollars (Cdn.$7,111,999) to be released to the Vendor at Closing;

3.

Upon the determination of the Working Capital Deficiency by Vendor in accordance with this letter agreement, that portion of the Escrow Amount equal to the Working Capital Deficiency, if any, shall be returned by WeirFoulds LLP to Purchaser within two (2) business days of the date on which such determination of the Working Capital Deficiency is made, and the balance of the Escrow Amount, if any, shall be released to Vendor; and

4.

In the event that the Working Capital Deficiency exceeds the Escrow Amount, WeirFoulds LLP shall return the entire Escrow Amount to Purchaser and Vendor shall return to Purchaser that portion of the Purchase Price paid by Purchaser at Closing (not including the Escrow Amount) that is equal to the amount that the Working Capital Deficiency exceeds the Escrow Amount, in each case within two (2) business days of the date on which the Working Capital Deficiency is determined by Vendor.

The parties acknowledge and agree that except as specifically set forth in the preceding paragraphs, this letter agreement shall not have the effect of amending or modifying the Agreement in any respect, including, without limitation, with respect to any rights or remedies provided therein.

This letter agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute only one agreement.

Please indicate your acceptance of and agreement to the foregoing by executing this letter agreement in the space provided below.

Very truly yours,

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.

By: /s/  NANCY C. GONTAREK

Nancy C. Gontarek

Executive Vice President

ACKNOWLEDGED AND AGREED TO:

Dated:

February 2, 2005

ENERNORTH INDUSTRIES INC.

By:  /s/  SANDRA J. HALL

EXHIBIT 99.1

SPECTRUM SCIENCES AND SOFTWARE HOLDINGS CORPORATION COMPLETES MAJOR ACQUISITION

Transaction Triples Annualized Revenue With No Dilution For Shareholders

Fort Walton Beach, Fla—(Business Wire)—February 7, 2005—Spectrum Sciences and Software Holdings Corp. (OTCBB: SPSC-News), highly focused on homeland security through the provision of full-service, quality solutions to complex and diverse government initiatives, announced today the completion of the acquisition of M & M Engineering Limited (M & M), a wholly owned subsidiary of EnerNorth Industries Inc. (AMEX: ENY) for a total purchase price of US $6,768,202 in cash. M & M had revenues in excess of $27.5 million with gross profit in excess of $4.5 million in 2004. William Ham, President and CEO of Spectrum stated, “We are very excited to bring M & M into the Spectrum family. With this acquisition we become a more diversified company, by adding another division that is well positioned to serve both the thriving Mining and Oil industries. This is an all cash transaction with no dilution for our shareholders.” Giving effect to the M & M acquisition on a pro forma basis, Spectrum Holdings consolidated 2004 revenues would have been about $40 million, and our balance sheet will show approximately $18 million in cash. Ham continued, “We intend to use the strength of Spectrum’s balance sheet to expand M & M‘s operations and its ability to win and complete more contracts.”

Additional detail regarding the acquisition can be viewed in Spectrum’s form 8-K report to the Securities and Exchange Commission, available on our website at www.specsci.com/sec_filings.asp

M & M Engineering is a full-service provider of Mechanical Contracting and Steel Fabrication to the Industrial and Offshore Energy Sector. M & M have forged strong relationships with many Fortune 100 companies, providing fabrication and installation of process piping, installation of production equipment, steel tank erection, and industrial maintenance. M & M also provides specialized welding services, fabrication and servicing facilities to the offshore sector. M & M operates from a company-owned fifteen-acre property with a 47,500 square foot fabrication facility, strategically located in Newfoundland’s capital city of St Johns.

About Spectrum Sciences & Software Holdings Corp.

Spectrum Sciences & Software Holdings Corp. is highly focused on Homeland Security through the provision of full service, quality solutions to complex and diverse government initiatives. Spectrum is dedicated to providing innovative, dependable and cost-effective products and services to a broad range of government customers and is headquartered in Fort Walton Beach, Florida. Founded in 1982, the company currently has over 130 employees. Primary markets include engineering services, operation, maintenance, information technology and manufacturing. Spectrum provides and maintains Software Model Development and Safety Footprint Development to the United States Air Force, the United States Army, the United States Navy and many of our allied nations. The Information Technology Division provides a full range of IT services including web site development and hosting, software development and GIS services. The company's manufacturing division is ISO 9001/2000-qualified and provides a broad array of services for both commercial and Department of Defense customers. The company has, or has had, contracts with the United States Air Force, including the Air Combat Command (ACC), the Air Force Reserve Command (AFRC); the Air Force Special Operations Command (AFSOC); the Air National Guard (ANG); the Department of Navy, including United States Navy (USN); United States Marine Corps (USMC); the Royal Australian Air Force (RAAF); the Royal Air Force (RAF) and the German Air Force (GAF). To find out more about Spectrum, visit our website at http://www.specsci.com.

Cautionary Statement

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Spectrum Sciences and Software, Inc., Fort Walton Beach
Steve Cook, 800-368-5278
Steve.cook@specsci.com